SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2008 (October 16, 2007)
ADMIRALTY HOLDING COMPANY

Colorado	1000	83-0214117

(State or other jurisdiction of incorporation)	(Commission File ID No.)	(IRS Employer No.)

3455 Peachtree Road, N.E.
Suite 560
Atlanta, GA 30326
(Address of principal executive offices)

(404) 995-7010

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Securities Purchase Agreements (February 25, 2008 and October 16, 2007

On February 25, 2008 and October 16, 2007, Securities Purchase Agreements (collectively, the “Purchase Agreement”) were entered into by and among the Company, and AJW Partners, LLC, AJW Master Fund, Ltd., and New Millennium Capital Partners II, LLC (collectively, the “Buyers”) as part of a single plan of financing for the Company. Under the terms of the Purchase Agreement, the Buyers purchased from the Company (i) three year 8% callable secured convertible notes (the “Convertible Notes”), in the aggregate principal amount of $915,000, convertible into shares of our common stock, and (ii) seven year warrants to purchase an aggregate of 20,000,000 shares of our common stock, with an exercise price of $0.002 per share (the “Warrants”). The aggregate purchase price (funding proceeds) was received by the Company in two tranches, the first for $450,000 being received on or about October 30, 2007 and the second for $465,000 being received on or about March 6, 2008.

Convertible Notes

Interest is payable on the Convertible Notes at the rate of 8% per annum and is payable quarterly in cash. However, the interest rate resets to 0% for any month in which the stock price is greater than $0.05, for each trading date during that month.

The full principal amount of the Convertible Notes, plus any accrued and unpaid interest, plus any default interest, plus certain penalties, if owed, under the Convertible Notes or the ancillary Registration Rights Agreement (the “Conversion Amount”) is convertible into our common stock at any time, at the Buyer’s option, at a conversion price equal to the lesser of:

.	25% multiplied by the average of the lowest three intraday trading prices during the twenty trading days ending one trading day prior to the date that the conversion notice is sent to the company, and
.	$0.15 (the fixed conversion price).

The conversion price is subject to adjustment for any merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event, and the fixed conversion price is subject to adjustment in connection with any sale or deemed sale of our common stock for less than the fixed conversion price.

In the event that we issue shares of our common stock as a result of conversions of the Convertible Notes equal to 19.99% of our total shares outstanding (subject to adjustment for stock splits, stock dividends, combinations, capital reorganizations and similar events), and if we fail to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over us or any of our securities on our ability to issue shares of common stock in excess of 19.99% of our common stock outstanding, then in lieu of any further right to convert the Convertible Notes, and in full satisfaction of our obligations under the Convertible Notes, we shall pay to the Buyers, within fifteen (15) business days of day that we issue such shares, an amount equal to 130% times  the sum of (a) the then outstanding principal amount of the Convertible Notes immediately following such date,  plus  (b) accrued and unpaid interest on the unpaid principal amount of the Convertible Notes to the date of payment,  plus  (c) default interest, if any, on the amounts referred to in clause (a) and/or (b) above,  plus  (d) any optional amounts that may be added thereto at such date by the Buyers in accordance with the terms of the Convertible Notes. In the event that the sum of (x) the aggregate number of shares of our common stock issued upon conversion of the Convertible Notes  plus  (y) the aggregate number of shares of Common Stock that remain issuable upon conversion of Convertible Notes, represents at least 19.99% of the total outstanding shares of common stock, we will use our best efforts to seek and obtain shareholder approval (or obtain such other relief as will allow conversions hereunder in excess of 19.99%) as soon as practicable thereafter and before the Convertible Notes are converted into 19.99% of our outstanding shares of common stock.

Upon a default under the Convertible Notes, we are required to pay the Buyers an amount equal to the greater of (i) 130% times the sum of (w) the then outstanding principal amount of the Convertible Notes plus  (x) accrued and unpaid interest on the unpaid principal amount of the Convertible Notes to the date of payment plus (y) default interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) certain penalties, if any, owed to the Buyers pursuant to Convertible Notes or the May 30 Registration Rights Agreement (the “Default Sum”),  or  (ii) that amount equal to (a) the highest number of shares of our common stock issuable upon conversion of or otherwise pursuant to the Default Sum, treating the trading day immediately preceding the payment date as the conversion date for purposes of determining the lowest applicable conversion price, unless the default arises as a result of a breach in respect of a specific conversion date in which case such conversion date shall be the conversion date,  multiplied by  (b) the highest closing price for our common stock during the period beginning on the date of first occurrence of the default and ending one day prior to the payment date.

We have a call option under the terms of the Convertible Notes. The call option provides us with the right to prepay all of the outstanding Convertible Notes at any time, provided that (i) we have not suffered an event of default or failed to eliminate any prohibitions against issuing more that 19.99% of our common stock under the Convertible Notes, (ii) we have sufficient common stock reserved for issuance upon full conversion of the Convertible Notes, and (iii) our stock is trading at or below $0.15 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% of the conversion amount for prepayments occurring within 30 days following the issue date of the Convertible Notes; (ii) 135% of the conversion amount for prepayments occurring between 31 and 60 days following the issue date of the Convertible Notes; and (iii) 150% of the conversion for prepayments occurring after the 60th day following the issue date of the Convertible Notes.

Our right to repay the Convertible Notes is exercisable on not less than ten trading days' prior written notice to the Buyers. Notwithstanding the notice of prepayment, the Buyers have the right at all times to convert all or any portion of the Convertible Notes prior to payment of the prepayment amount.

We also have a partial call option under the terms of the Convertible Notes in any month in which the current price of our common stock is below $0.15 for each day during such month. Under the terms of the partial call option, we have the right to prepay a portion of the outstanding principal amount of the Convertible Notes determined by  multiplying  the then outstanding principal amount of the Convertible Notes by 104%,  dividing  that amount by 36, and adding  one month’s interest amount.

The Warrants

As further consideration to the Buyers, we issued warrants (the “Warrants”) to the Buyers to acquire an aggregate of 20,000,000 shares of our common stock at an exercise price of $0.002 per share. The Warrants have a seven-year term from the date of issuance, with cashless exercise permitted in the event there is not an effective registration statement registering the shares underlying the warrants at the time of exercise.

The exercise price is subject to adjustment for any merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event and is subject to adjustment in connection with any sale or deemed sale of our common stock for less than the exercise price.

We are required to have authorized, and reserve for the purpose of issuance, a sufficient number of shares of our common stock to provide for the full conversion or exercise of the outstanding Convertible Notes and the Warrants and the issuance of our common shares in connection therewith (based on the conversion price of the Convertible Notes and exercise price of the Warrants in effect from time to time) and as otherwise required by the Convertible Notes.

The Buyers are restricted from converting the Convertible Notes or exercising the Warrants if the number of shares of our common stock that they will receive upon such conversion or exercise combined with the number of shares held by them and by their affiliates after such conversion or exercise exceeds 4.9% of the then issued and outstanding shares of our common stock. The Convertible Notes and Warrants also contain provisions that require us to pay penalties for the failure to timely deliver common stock to the Buyers upon conversion or exercise.

Security Agreements

The Convertible Notes are secured by all of our assets and intellectual property pursuant to intellectual property agreements and  security agreements, dated October 16, 2007 and February 25, 2008 (collectively, the “Security Agreements”).

Registration Rights Agreements

We also entered into registration rights agreements with the Buyers, dated October 16, 2007 (collectively, the “Registration Rights Agreement”). The Registration Rights Agreement provides in part that we shall prepare and file with the Securities and Exchange Commission a registration statement covering the shares of our common stock issuable to the Buyers under the Convertible Notes and the Warrants within thirty (30) days of the closing of the Security Agreement. If the registration statement is not declared effective within 100 days after the closing of the Security Agreement, we are required to pay to the Buyers liquidated damages in common stock or cash, at our election, in an amount equal to 2% of the outstanding principal amount on the Convertible Notes, per month or partial month. After such registration statement is declared effective, we are also required to pay liquidated damages for any month or partial month that sales cannot be made pursuant to the registration statement and for any month that our common stock is not listed or included for quotation on the OTCBB, Nasdaq, Nasdaq Small Cap, NYSE or AMEX, or that trading is halted. The Registration Rights Agreement also provides the Buyers with piggy-back registration rights.

Subsidiary Guaranty

As further consideration for the financing described herein, the Company’s two wholly-owned subsidiary corporations, Admiralty Corporation, a Georgia corporation and Admiralty Marine Operations, Ltd., a Bahamas corporation, jointly and severally guaranteed the satisfaction of the obligations of the Company under the agreements described above, to wit: the Purchase Agreement, the Convertible Notes, the Warrants, the Security Agreements and the Registration Rights Agreements.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The sale of the Convertible Notes described in Item 1.01 were completed on March 6, 2008 , when the funding (purchase proceeds) was actually received by the Company.. The Convertible Notes represent a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

The Convertible Notes and the Warrants described in Item 1.01 were offered and sold to the Buyers in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Each of the Buyers is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document
10.1	Securities Purchase Agreement by and among the Company, and AJW Partners, LLC, AJW Master Fund, Ltd., and New Millennium Capital Partners II, LLC.

10.2	Form of Callable Secured Convertible Note

10.3	Form of Stock Purchase Warrant.

10.4	Security Agreement by and among the Company, AJW Partners, LLC, AJW Master Fund, Ltd., and New Millennium Capital Partners II, LLC

10.5	Intellectual Property Security Agreement by and among the Company, AJW Partners,LLC, AJW Master Fund, Ltd., and New Millennium Capital Partners II LLC

10.6	Registration Rights Agreement by and among the Company, AJW Partners, LLC, AJW Master Fund, Ltd., and New Millennium Capital Partners II, LLC

10.7	Subsidiary Guaranty by and among the Company, Admiralty Corporation, Admiralty Marine Operations, Ltd., AJW Partners, LLC, AJW Master Fund, Ltd., and New Millennium Capital Partners II, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Admiralty Holding Company
(Registrant)
Dated: March 14, 2008	By: /s/ Herbert C. Leeming
Herbert C. Leeming, Chief Executive Officer